6


                    DEALER SERVICE AGREEMENT

Between:                           and

PUTNAM MUTUAL FUNDS CORP.
General Distributor of
The Putnam Family of Mutual Funds
One Post Office Square
Boston, MA  02109


We are pleased to inform you that, pursuant to the terms of this Dealer Service Agreement, we are authorized to pay you service fees in connection with the accounts of your customers that hold shares of certain Putnam Funds listed in SCHEDULE 1 that have adopted distribution plans pursuant to Rule 12b-1 (the "12b-1 Funds"). Payment of the service fees is subject to your initial and continuing satisfaction of the following terms and conditions which may be revised by us from time to time:

                 1.  QUALIFICATION REQUIREMENTS

(a) You have entered into a Sales Contract with us with respect to the Putnam Family of Mutual Funds (the "Putnam Funds").

(b) You are the dealer of record for accounts in Putnam Funds having an aggregate average net asset value of at least the minimum amount set forth in SCHEDULE 2 (DEALER FIRM REQUIREMENTS) during the period for which a service fee is to be paid. Putnam Fund accounts are accounts in any open-end Putnam Fund, but excluding any accounts for your firm's own retirement plans.

(c) One or more of your current employees must be the designated registered representative(s) on accounts in Putnam Funds having an aggregate average net asset value of at least the minimum amount set forth in SCHEDULE 2 (REGISTERED REPRESENTATIVE REQUIREMENTS) during the period for which a service fee is to be paid.

(d) You will provide the following information and agree that we will be entitled to rely on the accuracy of such information in updating our records for determining the levels of service fees payable to you under the terms of this Agreement. You understand that such payments will be based solely on Putnam's records.

               For each Putnam Fund account registered in the name of one of your customers, you will advise us, preferably by electronic means, before the end of the second month in each calendar quarter, of the registered representative's name, identification number, branch number, and telephone number.

                        2.  SERVICE FEES

(a) If you meet the qualification requirements set forth above in Paragraph 1, you will be paid a service fee on assets in the 12b-1 Funds for which you are the dealer of record and which are serviced by a registered representative of your firm meeting the Registered Representative Requirements, if any, at the annual rates specified (excluding any accounts for your firm's own retirement plans).

(b)  You understand and agree that:

               (i) all service fee payments are subject to the limitations contained in each 12b-1 Fund's Distribution
          Plan, which may be varied or discontinued at any time;

          (ii) you shall waive the right to receive service fee payments to the extent any 12b-1 Fund fails to make payments to us under its distribution plan with us;

               (iii) your failure to provide the services described in Paragraph 4 below as may be amended by us from time to time, or otherwise comply with the terms of this Agreement, will render you ineligible to receive service fees; and

               (iv)  failure of an assigned registered
          representative to provide services required by this Agreement will render that representative's accounts ineligible as accounts on which service fees are paid.

  3.  PAYMENTS AND COMMUNICATIONS TO REGISTERED REPRESENTATIVES

(a) You will pass through to your registered representatives a significant share of the service fees paid to you pursuant to this Agreement.

(b) You will assist us in distributing to your registered representatives periodic statements which we will have prepared showing the aggregate average net asset value of shares in Putnam
Funds with which they are credited on our records.

                      4.  REQUIRED SERVICES

(a) You will assign one of your registered representatives to each Putnam Fund account on your records and reassign the Putnam
Fund account should that representative leave your firm.

(b) You and your registered representatives will assist us and our affiliates in providing the following services to shareholders of the Putnam Funds:

               (i) Maintain regular contact with shareholders in assigned accounts and assist in answering inquiries concerning the Putnam Funds.

          (ii) Assist in distributing sales and service literature provided by us, particularly to the beneficial owners of accounts registered in your name
          (nominee name accounts).

               (iii)Assist us and our affiliates in the establishment and maintenance of shareholder accounts and records.

               (iv) Assist shareholders in effecting
          administrative changes, such as changing dividend options, account designations, address, automatic investment programs or systematic investment plans.

               (v) Assist in processing purchase and redemption transactions.

               (vi) Provide any other information or services as the customer or we may reasonably request.

(c) You will support our marketing efforts by granting reasonable requests for visits to your offices by our wholesalers and by including all Putnam Funds on your "approved" list.

(d) Your compliance with the service requirements set forth in this Agreement will be evaluated by us from time to time by surveying shareholder satisfaction with service, by monitoring redemption levels of shareholder accounts assigned to you and by such other methods as we deem appropriate.

(e) The provisions of this Paragraph 4 may be amended by us from time to time upon notice to you.

                          5.  AMENDMENT

This Agreement, including any Schedule hereto, shall be deemed amended as provided in any written notice delivered by us to you.

              6.  EFFECTIVE PERIOD AND TERMINATION

The provisions of this Agreement shall remain in effect for not more than one year from the date of its execution or adoption and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees of each of the 12b-1 Funds in conformity with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated at any time, without the payment of any penalty, by either party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act, by the Trustees of any 12b-1 Fund or by the vote of the holders of the outstanding voting securities of any 12b-1 Fund.

                       7.  WRITTEN REPORTS

Putnam Mutual Funds Corp. shall provide the Trustees of each of the 12b-1 Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to you under this Agreement and the purposes for which such expenditures were made.

                        8.  MISCELLANEOUS

(a) All communications mailed to us should be sent to the address listed below. Any notice to you shall be duly given if mailed or delivered to you at the address specified by you below.

(b) The provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                              Very truly yours,

                              PUTNAM MUTUAL FUNDS CORP.



                              By:  ------------------------------
                                   William N. Shiebler, President
                                   and Chief Executive Officer

We accept and agree to the foregoing Agreement as of the date set forth below.

                              Dealer:   -------------------------


                              By:  ----------------------------
                                   Authorized Signature, Title

                                   ------------------------------

                                   ------------------------------
                                   Address


                              Dated:    -------------------------

Please return the signed Putnam copy of this Agreement to Putnam
Mutual Funds Corp., P.O. Box 41203, Providence, RI  02940-1203.
SCHEDULE 1:  THE 12B-1 FUNDS

Service fees will be paid on the following Putnam Funds at the rates set forth in the Prospectus of that Fund:
Putnam American Government Income Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asia Pacific Growth Fund
Putnam Asset Allocation Funds
     - Balanced Portfolio
     - Conservative Portfolio
     - Growth Portfolio
Putnam Balanced Retirement Fund
Putnam California Tax Exempt Income Fund
Putnam Capital Appreciation Fund
Putnam Convertible Income-Growth Trust
Putnam Diversified Equity Trust
Putnam Diversified Income Trust
Putnam Dividend Income Fund
Putnam Equity Income Fund
Putnam Europe Growth Fund
Putnam Florida Tax Exempt Income Fund
Putnam Funds Trust
     -Putnam Asia Pacific Fund II
     -Putnam Equity Fund 98
     -Putnam Growth Fund
     -Putnam High Yield Total Return
     -Putnam High Yield Trust II
     -Putnam International Growth and Income Fund
     -Putnam Investment Fund 98
     -Putnam Latin America Fund
     -Putnam U.S. Core Fund
     -Putnam Value Fund
The George Putnam Fund of Boston
Putnam Global Governmental Income Trust
Putnam Global Growth Fund
Putnam Global Natural Resources Fund
The Putnam Fund for Growth and Income
Putnam Growth and Income Fund II
Putnam Health Sciences Trust
Putnam High Quality Bond Fund
Putnam High Yield Advantage Fund
Putnam High Yield Total Return Fund
Putnam High Yield Trust
Putnam High Yield Trust II
Putnam Income Fund
Putnam U.S. Intermediate Government Income Trust
Putnam International Growth Fund
Putnam Investment Funds
     -Putnam Balanced Fund
     -Putnam Capital Opportunities Fund
     -Putnam Emerging Markets Fund
     -Putnam Global Equity Fund
     -Putnam Global Growth and Income Fund
     -Putnam Growth Opportunities Fund
     -Putnam International Fund
     -Putnam International New Opportunities Fund
     -Putnam International Voyager Fund
     -Putnam New Value Fund
     -Putnam Research Fund
     -Putnam Small Cap Value Fund
     -Putnam U.S. Core Fund II
Putnam Investors Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Municipal Income Fund
Putnam Municipal Opportunities Trust
Putnam New Jersey Tax Exempt Income Fund
Putnam New Opportunities Fund
Putnam New York Tax Exempt Income Fund
Putnam New York Tax Exempt Opportunities Fund
Putnam Ohio Tax Exempt Income Fund
Putnam OTC & Emerging Growth Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Preferred Income Fund
Putnam Strategic Income Fund
Putnam Tax Exempt Income Fund
Putnam Tax-Free Health Care Fund
Putnam Tax-Free Income Trust
     -Tax-Free High Yield Fund
     -Tax-Free Insured Fund
Putnam Tax Managed Funds Trust
     -Putnam U.S. Core Tax Managed Funds Trust
Putnam U.S. Government Income Trust
Putnam Utilities Growth and Income Fund
Putnam Vista Fund
Putnam Voyager Fund
Putnam Voyager Fund II

SCHEDULE 2:  MINIMUM ASSETS

     DEALER FIRM REQUIREMENTS. The minimum aggregate average net asset value of all accounts in Putnam Funds specified by Paragraph 1(b) is $250,000. We will review this requirement prior to the start of each year and inform you of any changes.

     REGISTERED REPRESENTATIVE REQUIREMENTS.  With respect to
Paragraph 1(c), there is no minimum asset qualification requirement in the Putnam Funds applicable to each of your representatives. We will review this requirement prior to the start of each year and inform you of any changes.